                                                                       EXHIBIT 5



                       [Letterhead of Irell & Manella LLP]



                               February 12, 1998


Herbalife International, Inc.
1800 Century Park East
Los Angeles, California 90067

Gentlemen:

        We are counsel for Herbalife International, Inc., a Nevada corporation (the "Company"), and are acting as such in connection with the filing of a Registration Statement on Form S-3 (including all amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), (i) with respect to the delivery by DECS Trust III, a Delaware business trust (the "Trust"), of up to 5,750,000 shares (including shares subject to an over-allotment option and shares to be purchased by Smith Barney Inc. in connection with the organization of the Trust) of the Company's Class B Common Stock, par value $.01 per share (the "Common Stock"), that the Trust may receive from Mark Hughes, the Company's principal stockholder, or an entity or entities controlled by him, under the terms of a purchase contract with the Trust, and (ii) with respect to up to 1,000,000 shares of Common Stock that may be borrowed by Smith Barney Inc. from Mr. Hughes from time to time for the purposes described in the Registration Statement (all 6,750,000 shares covered by the Registration Statement being referred to herein as the "Shares").

        With respect to the Shares registered pursuant to the Registration Statement (and any additional shares that may be registered pursuant to a registration statement filed under Rule 462(b) under the Securities Act in connection with the Registration Statement), it is our opinion that such Shares are validly issued, fully paid and non-assessable.

        We note that we are not licensed in the practice of law in the state of Nevada and that our opinion herein is based on publicly available compilations available with respect to the general corporation law of that state. We hereby give our written consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in such Registration Statement.


                                                Very truly yours,

                                                /s/ IRELL & MANELLA LLP

                                                Irell & Manella LLP